FOR IMMEDIATE RELEASE



  For Additional Information Please Contact:

  Paul I. Stevens                             George A. Wiederaenders
  Chairman and Chief Executive Officer        VP, Treasurer and Chief
                                              Accounting Officer
  619-450-1508                                817-831-3911


                  STEVENS INTERNATIONAL, INC. REPORTS
            AMERICAN STOCK EXCHANGE DENIES DELISTING APPEAL

  Fort Worth, Texas, July 27, 1999 - Stevens International, Inc. (AMEX-SVGA & SVGB), today reported that the American Stock Exchange (Amex) Adjudicatory Council and its Committee on Securities had affirmed a decision by the Amex staff to delist the Company's Series A (SVGA) and Series B (SVGB) common stocks from trading and registration on the American Stock Exchange. The Amex has advised that the last trading day for Stevens International, Inc. Series A and Series B stock on the Amex will be Friday, July 30, 1999. The Company expects that a continuing market for the securities of the Company will develop over-the-counter following removal from the Amex.

  Stevens International, Inc. markets and manufactures complete web-fed printing and packaging systems for the worldwide packaging, banknote/security and specialty/commercial printing industries and high speed digital image processing systems for the banknote/security industry.




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